UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________________
FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 5, 2019
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 Codexis, Inc.
(Exact name of Registrant as Specified in its Charter)
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Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
200 Penobscot Drive
Redwood City, CA 94063
(Address of Principal Executive Offices) (Zip Code)
(650) 421-8100
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CDXS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition
On August 6, 2019, Codexis, Inc. (the “Company”) announced its financial results for the quarter ended June 30, 2019. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in Item 2.02 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On August 6, 2019, the Company also announced the appointment of Ross Taylor as the Company’s Senior Vice President and Chief Financial Officer (principal financial and accounting officer), such appointment to be effective on August 19, 2019. Mr. Taylor will replace Gordon Sangster, the Company’s Senior Vice President and Chief Financial Officer, who plans to retire from the Company, effective as of August 27, 2019.
Prior to joining the Company, Mr. Taylor, age 56, served as Chief Financial Officer at Abaxis, Inc. (“Abaxis”), a publicly-traded company focused on diagnostic instruments and consumables for both the veterinary and human healthcare markets, from August 2015 through the sale of the company to Zoetis Inc. on July 31, 2018. Previously, he was Vice President of Business Development and Investor Relations at Abaxis from October 2014 to July 2015. Prior to Abaxis, Mr. Taylor was a healthcare equity research analyst covering healthcare equipment and supplies at CL King & Associates from 2005 to 2014, biotechnology at UBS from 1999 to 2001, healthcare services at Smith Barney from 1996 to 1999, and also served in multiple other roles at other banks and private equity firms. Ross earned a Master of Business Administration degree at Columbia Business School with concentrations in accounting and finance, and a Bachelor’s degree in Economics from Duke University.
On August 5, 2019, Mr. Taylor and the Company entered into an offer letter agreement (the “Offer Letter”) in connection with his appointment as Senior Vice President and Chief Financial Officer. The Offer Letter provides Mr. Taylor with an annual base salary of $400,000 and an annual target bonus of 50% of such base salary upon achievement of specific goals and objectives to be established by the Company’s Board of Directors (the “Board”), which bonus for fiscal year 2019 will be prorated based on service during 2019. Subject to the approval of the Board, Mr. Taylor will also be granted an option to purchase 42,285 shares of the Company’s common stock (the “Option Award”) on or as soon as reasonably practicable after Mr. Taylor’s employment start date. The Option Award will have a per share exercise price equal to the per share closing price of the Company’s common stock on the date of grant and will vest and become exercisable on the first anniversary of Mr. Taylor’s employment start date as to 25% of the shares underlying the Option Award, with the remaining shares vesting and becoming exercisable ratably on a monthly basis over a period of 36 months thereafter, such that the Option Award would be fully vested and exercisable on the fourth anniversary of Mr. Taylor’s employment start date, subject to Mr. Taylor’s continued service to the Company through each vesting date. The foregoing description of the material terms of the Offer Letter does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete terms of such agreement, a copy of which will be filed as an exhibit in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.
Also in connection with his appointment as Senior Vice President and Chief Financial Officer, Mr. Taylor will enter into the Company’s standard change of control severance agreement for executives and the Company’s standard form of indemnification agreement for executives.
Mr. Taylor does not have any family relationship with any director or other executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer. In addition, there are no transactions in which Mr. Taylor had or will have a direct or indirect material interest that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statement and Exhibits
(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release dated August 6, 2019 relating to the financial results for the quarter ended June 30, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 6, 2019

CODEXIS, INC.

By:	/s/ Gordon Sangster
Name:	Gordon Sangster
Title:	Senior Vice President and Chief Financial Officer